Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-263883) of Dakota Gold Corp.;

(2) Registration Statement (Form S-3 No. 333-266155) of Dakota Gold Corp.;

(3) Registration Statement (Form S-8 No. 333-265399) of Dakota Gold Corp. pertaining to the 2021 Stock Incentive Plan and;

(4) Registration Statement (Form S-8 No. 333-267210) of Dakota Gold Corp. pertaining to the 2022 Stock Incentive Plan;

of our report dated March 28, 2024, with respect to the consolidated financial statements of Dakota Gold Corp. included in this Annual Report (Form 10-K) of Dakota Gold Corp. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Denver, Colorado

March 28, 2024